Exhibit 10.3.1


TRANSAMERICA                         Transamerica Commercial Finance Corporation
    DISTRIBUTION  FINANCE                             11121 Carmel Commons Blvd.
                                                             Charlotte, NC 28226

Augusta Housing Center, Inc.
Big Daddy's Mobile Homes, Inc.
Evans-Lanier, Inc.
Apple Homes, Inc.


(All of the foregoing are herein referred to collectively, as "Dealer")
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                           PROGRAM LETTER - CHARLOTTE
                             (Manufactured Housing)

     Reference is made to an inventory Security Agreement between Dealer and Transamerica Commercial Finance Corporation ("TCFC") as from time to time amended (the "ISA"). All terms defined in the ISA shall have the same meaning herein as in the ISA except that any reference to "Prime Rate" shall mean for any calendar month the highest of the rates set out in the definition of Prime Rate in the ISA, or 7.0% per year. THIS PROGRAM LETTER APPLIES TO APPROVALS AND ADVANCES ISSUED BY TCFC'S RECREATIONAL PRODUCTS DIVISION.

1. Credit Limit: Up to $1.000.000.00 in Advances and Approvals at any one time. Any and all Advances and Approvals are in TCFC's sole discretion.

2. Place of Payment: Dealer shall send all payments to TCFC at Post Office Box 74666, Chicago, IL 60675-4666.

3. Financing Program: Pay as sold,

4. Principal Payments and Charges.


     (a) Principal Payment. In the ISA, Dealer agreed to pay each Advance made to finance the purchase of any item of inventory upon the sale of such item.

     For new Inventory: Dealer agrees to pay curtailments equal to 2% of the initial amount of each Advance for new inventory on or before the fifth billing through the fifteenth billings after the Start Date. Dealer also agrees to pay curtailments equal to 5% of the original invoice beginning with the sixteenth billing and continuing every billing until the inventory is liquidated, except that, with respect to any Advances made under a manufacturer-sponsored program, curtailments shall be paid in accordance with such manufacturer's sponsored programs

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     For used Inventory: Dealer agrees to pay curtailments equal to 30% of the initial amount of each Advance on or before the end of the first and each subsequent calendar month. The Due in Full Date with respect to an Advance for used inventory of manufactured housing is 12 months after the Start Date of such Advance.

     (b) Interest. Until changed as provided in the ISA and in addition to the additional interest provided for below, interest shall accrue on the unpaid balance of each Advance from its Start Date at a rate per year equal to the Prime Rate plus 0.95 % (the "Dealer Standard Rate") until paid in full except that, with respect to any Advances made under a manufacturer-sponsored program, interest shall accrue from the Start Date on the unpaid balance of such Advance until paid in full at the rate stated in such manufacturer's sponsored program for the duration of the manufacturer-sponsored program and thereafter at the Dealer Standard Rate.

     (e) Additional Interest. In addition to the interest provided for above, Dealer shall pay additional interest on the unpaid balance of each
Advance: (i) for new inventory, beginning on the 366th day after the Start Date (but no earlier than the expiration of any manufacturer-sponsored program with respect thereto) and through the 540th day after the Start Date at 2% per year, and beginning on the 541st day after the Start Date at 4% per year; or (ii) for used inventory, at 1% per year for the first 180 days after the Start Date and at 4% per year thereafter.

     (d) Administrative and Dealer Handling Fees. In addition to interest, Dealer shall pay (i) with respect to each unit of new or used inventory for which there is an outstanding Advance at any time during a month, a monthly service charge equal to: (specify one) (XX) $ 1 0.00 ( ) _____% of the highest amount of Advances outstanding at any time during such month, plus (ii) with respect to each unit of used inventory financed by an Advance, a one-time charge equal to: (specify one) ( ) $ 0.00 or ( ) 0.00 % of the average Advance made to finance used inventory outstanding during the billing period in which such Advance was made. Dealer agrees that such charges are a reasonable estimate for purposes of reimbursing TCFC for actual costs incurred which are incidental to servicing Dealer's account, such as costs for documentation, perfection of Liens, billing, handling, credit review, processing payments, and floor inspections. Dealer shall also pay any dealer handling fees imposed under any manufacture sponsored program. DEALER ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE TERMS OF ALL RELEVANT MANUFACTURER-SPONSORED PROGRAMS.

NOTWITHSTANDING THE FOREGOING TERMS IN THIS PROGRAM LETTER, DEALER ACKNOWLEDGES AND AGREES THAT THE RATES OF INTEREST AND REPAYMENT TERMS APPLICABLE TO EACH ADVANCE MADE TO OR ON BEHALF OF DEALER BY TCFC SHALL BE GOVERNED BY THE TRANSACTION STATEMENT SENT BY TCFC TO DEALER RELATED TO THE ADVANCE, UNTIL SUCH ADVANCE IS PAID IN FULL TO TCFC.

     5. Effectiveness. This Program Letter shall not become a contract unless signed by Dealer and accepted by TCFC in Illinois. Dealer waives notice of such acceptance.


                                          Very truly yours,
                                          TRANSAMERICA COMMERCIAL
                                          FINANCE CORPORATION

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DEALER
Agreed as of May 13, 1998:

                                            Accepted in Illinois:
                                            TRANSAMERICA COMMERCIAL
                                            FINANCE CORPORATION


Augusta Housing Center, Inc.                By: /s/ Richard Strickler
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By: /s/ E. Samuel Evans                     Title:
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Print Name: E. Samuel Evans
Title: President

Big Daddy's Mobile Homes, Inc.
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By: /s/ E. Samuel Evans
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Print Name: E. Samuel Evans
Title: President

Evans-Lanier, Inc.
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By: /s/ Danny Taylor
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Print Name: Danny Taylor
Title: President

Apple Homes, Inc.
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By: /s/ E. Samuel Evans
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Print Name: E. Samuel Evans
Title: President